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                                                                   EXHIBIT 10(F)

                           CUSTODIAL AGENCY AGREEMENT
                           --------------------------

GEORGIA, FULTON COUNTY

     THIS AGREEMENT made and entered into as of the 28th day of June, 1996, by and between WELLS REAL ESTATE FUND X, L.P., a Georgia limited partnership (hereinafter called "Principal"), party of the first part, and THE BANK OF NEW YORK, a national banking association with an office and place of business in Atlanta, Fulton County, Georgia (hereinafter called "Agent"), party of the second part.

                             W I T N E S S E T H :

     WHEREAS, Principal was formed for the purpose of acquiring, developing, constructing, owning, operating, improving, leasing and otherwise managing for investment purposes, either alone or in association with others, a diversified portfolio of income-producing commercial or industrial properties; and

     WHEREAS, in order to obtain funds to acquire such properties, Principal will be conducting an offering of its limited partnership units; and

     WHEREAS, Principal desires to place all funds obtained from investors representing proceeds from the sale of its limited partnership units, all properties to be acquired by Principal and the net proceeds from the resale of all such properties in the custody of Agent to hold as agent for Principal; and

     WHEREAS, Agent is willing to provide such services and undertake the duties and responsibilities hereinafter set forth.

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the delivery and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Cash obtained from investors representing proceeds from the sale of limited partnership units will be held and maintained as follows:

          (a) All checks obtained from investors representing proceeds from the sale of limited partnership units in Principal will be deposited by or on behalf of Principal into an account entitled "The Bank of New York, as Agent for Wells Real Estate Fund X, L.P." (the "Custodial Account").

          (b) Twenty percent (20%) of such proceeds (representing selling commissions, organizational and offering expenses, acquisition and advisory fees and certain acquisition expenses) shall immediately be redeposited into a separate account in the name of Principal (the "Partnership Account").

          (c) The remaining eighty percent (80%) of such proceeds held in the Custodial Account will be invested at the direction of Principal in short-term, highly liquid investments such as government obligations, bank or savings and loan association certificates of deposit, short-term debt obligations and interest-bearing accounts
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               (cash amounts in the Custodial Account and the principal amount of such investments shall collectively be referred to herein as "Liquid Proceeds Available for Investment").

          (d) All interest and other income earned on the Liquid Proceeds Available for Investment (the "Income Earned on Liquid Proceeds"), less, if applicable, the 1% per annum fee on Income
                           ----
               Earned on Liquid Proceeds described on Schedule A hereto, will be transferred to and deposited in the Partnership Account on a monthly basis.

     2. Liquid Proceeds Available for Investment held by Agent for Principal for the purpose of acquiring properties on behalf of Principal shall be disbursed as follows:

          (a) At such time as a specific property to be acquired by Principal is identified, Principal shall designate such property to Agent by written instructions identifying the property to be acquired, setting forth the seller and the purchase price and containing specific instructions that Agent is authorized to disburse funds to such seller for the acquisition of such property, as contemplated by paragraph 2(b) below. In the event that such property to be acquired by Principal will be owned in co-ownership with a person or entity which has not entered into a Custodial Agency Agreement with Agent, as provided in paragraphs 2(e) and 2(g) below, such written instructions to Agent shall also specify whether such property is to be held in a joint venture, in a partnership, as an undivided interest or as a co-tenant and shall set forth Principal's percentage ownership interest in such property, in which event Agent shall only be obligated to disburse funds under this paragraph 2 in amounts equalling Principal's percentage ownership interest therein.

          (b) Upon obtaining written instructions from Principal, Agent shall be authorized and required to disburse Liquid Proceeds Available for Investment for the acquisition of such property; provided, however, that Agent shall be prohibited from disbursing Liquid Proceeds Available for Investment unless and until it has (i) obtained written instructions from Principal and (ii) obtained a copy of an appraisal from an independent appraiser for each property to be purchased on behalf of Principal, with the purchase price of each such property not to exceed its appraised value.

          (c) Upon obtaining written instructions from Principal to such effect, Agent shall also be authorized and required to disburse Liquid Proceeds Available for Investment to pay any and all deed taxes, transfer taxes, recording costs, title insurance premiums, fees of Principal's attorneys, appraisers, surveyors or other agents and other closing costs relating to the acquisition of properties, or to reimburse or pay Agent for costs and expenses required to be reimbursed or paid pursuant to paragraph 8(b) below. Anything herein to the contrary notwithstanding, Agent shall not be required to advance its own funds to pay any of such costs and expenses.

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          (d)  In connection with the acquisition of properties on behalf of
               Principal, Agent shall be required to execute and deliver such contracts, agreements (including in the case of properties acquired as a co-tenant, co-tenancy agreements), leases, assignments, assumptions, certificates, closing statements and other real estate acquisition documents as may be reasonably necessary or appropriate in connection with such property acquisitions. At least five (5) business days prior to the closing of any acquisition of properties hereunder, Principal shall deliver to Agent proof of insurance, copies of environmental reports and title commitments and drafts of all closing documents which Agent shall be required to execute and deliver hereunder. At closing, Principal shall obtain title insurance insuring Agent's interest in the property acquired. Anything herein to the contrary notwithstanding, Agent shall not be required to execute any documents hereunder unless such documents are satisfactory in form and content to Agent and its counsel.

          (e) Title to properties acquired on behalf of Principal shall be held in the name of "The Bank of New York, as Agent for Wells Real Estate Fund X, L.P." It is the intent of the parties hereto (i) that while legal title may be held in the name of Agent, Agent will be holding legal title as agent for Principal only, and equitable title and all beneficial ownership of the properties acquired and held hereunder shall remain in Principal, and (ii) that Principal, not Agent, shall be responsible for any and all liabilities and obligations, including specifically any environmental liabilities, relating to properties acquired and held hereunder. Agent shall be authorized to hold title to real properties on behalf of Principal in any legally recognized form, including without limitation, in fee simple, undivided interests, as a co-tenant, or as a lessee. Agent shall be authorized to hold title to an undivided interest in property or as a co-tenant without regard to whether or not the other party or parties holding title to undivided interests or as a co-tenant in such property has entered into a Custodial Agency Agreement with Agent.

          (f) Upon obtaining written instructions from Principal, Agent shall be authorized and required to disburse Liquid Proceeds Available for Investment for the acquisition of properties to be acquired on behalf of any joint venture between Principal and any affiliated limited partnership or other person or entity, which shall have also executed a Custodial Agency Agreement with Agent. Title to properties acquired on behalf of any such joint venture or partnership or title to Principal's joint venture or partnership interest shall be held in the name of "The Bank of New York, as Agent for [insert name of joint venture or Principal
                                       -----------------------------------------
               (as appropriate)]."  Notwithstanding the foregoing, all fees
               ----------------
               payable to Agent hereunder shall continue to be the ultimate responsibility of Principal and any such affiliated limited partnership or other person or entity pursuant to the terms of its Custodial Agency Agreement with Agent.

          (g) Upon obtaining written instructions from Principal, Agent shall be authorized and required to disburse Liquid Proceeds Available for Investment for the acquisition of properties to be acquired by a joint venture or partnership between Principal and a person or entity which has not entered into a Custodial Agency Agreement

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               with Agent, under the following conditions: (i) Title to the real estate shall be in the name of the joint venture or partnership, and title to the joint venture or partnership interest of Principal shall be held in the name of "The Bank of New York, as Agent for Wells Real Estate Fund X, L.P.;" and (ii) Principal hereby represents, warrants, covenants and agrees with Agent that it will not enter into any such joint venture or partnership unless the joint venture or partnership agreement governing any such joint venture or partnership contains the following provisions: (a) the sale of any Acquired Property owned by any such joint venture or partnership shall require Principal's consent, (b) the net proceeds from the sale of any Acquired Property owned by any such joint venture or partnership shall be allocated to the joint venturers or the partners, as the case may be, in accordance with their respective capital contributions to the joint venture or the partnership, and (c) Principal's pro rata share of any such net proceeds from any such sale of an Acquired Property owned by any such joint venture or partnership shall be delivered to Agent to be disbursed pursuant to the terms and conditions of this Agreement.

          (h) In connection with the acquisition of a property which is to be constructed, developed or completed, upon obtaining written instructions from Principal, Agent shall be authorized and required to disburse Liquid Proceeds Available for Investment for the acquisition, construction, development and completion of such property, including without limitation, disbursements to contractors, developers and suppliers, payments for bonds, progress payments or other cash advances to developers and builders, so long as the aggregate amount disbursed with respect to such property to be constructed, developed or completed does not exceed the appraised value of such property as indicated by an "as built" appraisal provided to Agent pursuant to paragraph 2(b) above or any revision or amendment to any such appraisal. Such written instructions from Principal shall be made by delivery to Agent of a written requisition in the form attached as Exhibit "A" hereto. Agent shall be entitled to rely upon any such requisition from Principal, and Agent shall have no liability for disbursements made in accordance with any such requisition received from Principal.

          (i) Liquid Proceeds Available for Investment, which are not disbursed by Agent for the purchase of properties, shall continue to be held by Agent in the Custodial Account, or upon receiving written instructions from Principal to such effect, will be disbursed to the partners of Principal by Agent upon receipt of and pursuant to a list from Principal setting forth the names, amounts to be disbursed and addresses of the partners of Principal pursuant to the procedures described in paragraph 4(e) below. Agent shall incur no liability for disbursements made in accordance with the provisions of this paragraph 2(i).

     3. Properties acquired and held by Agent for Principal or acquired and held by any joint venture or partnership in which Agent holds title to Principal's joint venture or partnership interest during the term of this Agreement (Principal's interest in any and all properties acquired pursuant to the terms of this Agreement, whether acquired in fee simple, an undivided interest therein, as a co-tenant, as a lessee, in a joint venture, in a

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          partnership or otherwise, shall collectively be referred to herein as the "Acquired Properties") shall be managed and operated as follows:

          (a) The Acquired Properties shall be managed by Wells Management Company or by such other management company as may be designated by Principal.

          (b) During the holding period of the Acquired Properties, all management duties and obligations will be the responsibility of Principal, and it is agreed that Agent shall have no management duties or responsibilities with regard to the Acquired Properties. It is hereby acknowledged and agreed that Agent shall not be obligated or required to inspect any of the Acquired Properties or to monitor performance of the manager with respect to any of the Acquired Properties. During the holding period of the Acquired Properties, it shall be the responsibility of Principal, rather than Agent, to execute and enter into leases and all other agreements with tenants at the Acquired Properties, and it is agreed that Principal shall be authorized to execute and enter into leases, lease modifications, amendments to leases, lease renewals and extensions and any and all other contracts and agreements with tenants or others relating to the leasing, management and operations of the Acquired Properties and that Principal shall have the authority to grant leasehold interests in the Acquired Properties to tenants, without any action being required by Agent.

          (c) During the holding period of the Acquired Properties, all rents, revenues and other income relating to the Acquired Properties shall be payable directly to Principal, and Principal shall be responsible for paying all operating expenses, maintenance, repairs, taxes, insurance and liabilities relating to the Acquired Properties and for making all cash flow distributions to its partners.

          (d) During the holding period of the Acquired Properties and upon receiving written instructions from Principal, Agent shall be required to execute, deliver and file any property tax returns or other instruments or documents which may be reasonably necessary or appropriate in connection with the management and operation of the Acquired Properties which are satisfactory to Agent in form and content.

          (e) Principal shall provide Agent with evidence of insurance and evidence of payment of property taxes with respect to each of the Acquired Properties on an annual basis. Agent shall be named as an additional insured on all policies relating to Acquired Properties. The type, amount and insurer of such policies must be satisfactory to Agent.

     4.   Acquired Properties shall be resold as follows:

          (a) At such time as Principal determines to sell one of the Acquired Properties, Principal shall provide written instructions to Agent identifying the property and setting forth the purchaser and the sales price.

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          (b)  Upon obtaining written instructions from the Principal that one of the Acquired Properties will be sold, Agent shall be authorized and required to attend the closing of such sale (if required), to execute and deliver such deeds, assignments, affidavits, certificates, contracts, agreements, closing statements and other real estate transfer documents as may be reasonably necessary or appropriate in connection with any such sale, which are satisfactory to Agent in form and content, and to provide such authorizations, consents (which authorizations and consents are satisfactory in form and content to Agent) and legal opinions as the purchaser of any property to be sold or title insurance company may reasonably require; provided, however, that Agent shall be prohibited from causing any of the Acquired Properties to be sold until it has (i) obtained written instructions from Principal, and (ii) obtained a copy of an appraisal from an independent appraiser for each property to be sold, with the sales price of each such property to be sold to be not less than ninety percent (90%) of its appraised value. Anything herein to the contrary notwithstanding, Agent shall not be required to disburse or advance any of its own funds hereunder.

          (c) In connection with any sale of one of the Acquired Properties, all transfer taxes, deed taxes, intangible taxes, stamp taxes, recording fees, title insurance premiums, attorneys' fees of Principal, costs required to be paid or reimbursed to Agent pursuant to paragraph 8(a) below and other closing costs (collectively, the "Closing Costs") will normally be paid or reimbursed at closing out of the net proceeds from any such sale; however, pursuant to the written instructions of Principal, Agent shall be authorized to pay any Closing Costs not paid out of the net proceeds from any such sale of one of the Acquired Properties out of funds in the Custodial Account, and any excess of such Closing Costs not paid out of the net proceeds from such sale or from the Custodial Account shall be paid by Principal. Anything herein to the contrary notwithstanding, in no event shall Agent be obligated or required to disburse or advance its own funds hereunder.

          (d) Upon the closing of any sale of an Acquired Property, Principal's allocable share of the net proceeds from any sale of an Acquired Property (the "Net Sale Proceeds") shall be delivered to Agent and immediately deposited into the Custodial Account.

          (e) Net Sale Proceeds will be disbursed to the partners of Principal directly by Agent upon receipt of and pursuant to a list from Principal setting forth the names, amounts to be disbursed and addresses of the partners of Principal, accompanied by an agreed upon procedures letter from the accounting firm currently being engaged by Principal, which shall include agreed upon procedures substantially similar to the following: (i) confirmation of their original investment amounts with all individual investors holding investments of $100,000 or greater in Principal and a sample of the remaining investors as of the transaction date;
               (ii) recalculation of each investor's proportionate ownership percentage in Principal based upon each investor's original investment; and (iii) recalculation of the amount of Net Sale Proceeds to be disbursed to each investor based upon such investor's proportionate ownership percentage in Principal. Agent shall be

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               entitled to rely on such list from Principal and agreed upon procedures letter and shall incur no liability for disbursements made in accordance with the provisions of this paragraph 4(e). Principal shall furnish to Agent all information which Agent shall reasonably request in order to enable Agent to prepare the information which Agent is required to report, if any, on an Internal Revenue Service Form 1099. Agent shall have no responsibility for tax reporting except to the extent specifically required under the Internal Revenue Code. Agent shall be entitled to reasonable fees and expenses in performing its obligations under this paragraph 4(e) which shall be in addition to its ordinary fees and expenses hereunder, and Principal hereby agrees to pay such additional fees and expenses, if any.

     5.   Duties of Agent:

          (a) Agent shall in all instances hold itself out as agent and not as principal in all dealings with third parties.

          (b) Agent hereby agrees that all funds, assets and properties held by Agent on behalf of Principal pursuant to this Agreement, including without limitation, funds in the Custodial Account, Liquid Proceeds Available for Investment, the Acquired Properties and Net Sale Proceeds, are assets of Principal and shall not be subject to the rights of any creditors of Agent.

          (c) It is understood and agreed that, by entering into this Agreement with Agent, neither Principal nor its general partners are in any way contracting away their fiduciary duties to their partners under Principal's partnership agreement or under common law. Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, statement, instrument, opinion, report, notice, request, direction or other paper or document, but Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may deem appropriate. Agent shall not be held to take notice of the terms of the limited partnership agreement of Principal or any other agreement, document, instrument or writing to which Principal is bound, and Agent shall have no responsibility for providing tax returns, tax information or other reports to the limited partners of Principal.

          (d) With respect to all funds, assets and properties held by Agent on behalf of Principal pursuant to this Agreement, Agent shall use and apply such assets, funds or properties only for the exclusive benefit of Principal. Agent shall hold and safekeep funds received as proceeds from the sale of limited partnership units in Principal, together with such other funds as may come into its hands by reason of additions made thereto by Principal, in its custody and control.

          (e) With respect to funds received as proceeds from the sale of limited partnership units, Agent shall collect the interest, dividends, issues and income therefrom, as the same become due and payable, and transfer or deposit same into the Partnership Account as set forth in paragraph 1(d) above.

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          (f)  With respect to Liquid Proceeds Available for Investment, as defined in paragraph 1(c) above, Agent shall hold and safekeep such funds, together with such other funds as may come into its hands by reason of additions made thereto by Principal, in its custody and control, and Agent's sole duty with respect thereto shall be to disburse said funds pursuant to paragraph 2 above.

          (g) With respect to Net Sale Proceeds, as defined in paragraph 4(d) above, Agent shall hold and safekeep such funds, together with such other funds as may come into its hands by reason of additions made thereto by Principal, in its custody and control, and Agent's sole duty with respect thereto shall be to disburse said funds pursuant to paragraph 4 above.

          (h) Agent shall have no duty with respect to any stock rights or warrants, proxies, ballots, annual statements or other papers or documents received by reason of its holding of securities, if any, subject to this Agreement except that Agent shall promptly notify Principal of the receipt of any such stock rights, warrants, proxies, statements or other papers or documents and shall thereafter take such action as Principal may direct.

          (i) Agent shall be authorized to register any stock, bond, partnership interest or other security in the name of nominee, or to deposit any such security with a registered securities depository or in the book entry system of the Federal Reserve System with or without disclosure of any custodian relationship, but accurate records shall be maintained showing that such security is a custodial asset.

          (j) With respect to the management and operation of the Acquired Properties, Agent shall have no obligation whatsoever with respect to maintaining the Acquired Properties, and it is agreed that Agent shall have no management duties or responsibilities whatsoever with regard to the management or operation of the Acquired Properties. Agent's sole duty with regard to the management and operation of the Acquired Properties shall be to hold title as agent for Principal and to convey, assign or encumber the Acquired Properties and disburse proceeds therefrom only as directed by Principal pursuant to paragraph 4 above.

          (k) No provision of this Agreement shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

     6.   Indemnification:

          (a) In performing its duties, Agent will serve Principal's interest with loyalty. Agent, however, shall not be required to render any legal services or to institute or defend any legal proceedings in connection with this Agreement or any of the properties held by Agent. Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against Agent.

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          (b)  In performing any of its duties hereunder, Agent shall not incur any liability to anyone for damages or losses, and Agent shall not be liable for any damages with respect to any matter in connection herewith, except for gross negligence or willful misconduct by Agent. Agent shall have no liability in connection with any act taken or omitted in good faith at the request or instruction of Principal. Agent shall have no liability for or in connection with any financial losses due to the investment of any funds in any accounts approved by Principal pursuant hereto.

          (c) Principal agrees to protect, indemnify and save Agent and its officers, agents, directors and employees (each, an "Indemnified Party" and collectively, the "Indemnified Parties") harmless from and against all liability, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), taxes, causes of action, suits, claims, demands and judgments of any nature or form, by or on behalf of any person, firm or corporation, arising in any manner out of or in connection with:

                    (i) any of the Acquired Properties or any part thereof or any work done on any of the Acquired Properties or the operation of any of the Acquired Properties, or

                    (ii) any breach or default on the part of Principal in the performance of any of its obligations hereunder, or

                    (iii) any act of negligence of any person or entity in connection with their use, occupancy or operation of any of the Acquired Properties, or

                    (iv) any violation of law, ordinance or regulation affecting any of the Acquired Properties or the ownership, occupancy or use thereof, or

                    (v) any condition of any part of the improvements on any of the Acquired Properties or the adjoining sidewalks and passageways, or

                    (vi) any accident, injury or damage whatsoever caused to any person, firm or corporation in or about any of the Acquired Properties, or

                    (vii) any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any disclosure materials prepared in connection with any transaction contemplated in this Agreement, or any omission or alleged omission from such disclosure materials of any material fact necessary to be stated therein in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or

                    (viii) performance by Agent of its duties hereunder or the failure by Agent to perform its duties hereunder.

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               Anything herein to the contrary notwithstanding, the indemnity provided herein shall not cover losses resulting from the gross negligence or willful misconduct of Agent. If any of the Indemnified Parties is made a party defendant to any litigation concerning any of the Acquired Properties or the occupancy thereof or concerning this Agreement, in any way, Principal hereby agrees to protect, indemnify, defend and hold the Indemnified Parties harmless from and against any and all liability by reason of such litigation, including reasonable attorneys' fees and expenses incurred by each of the Indemnified Parties, whether or not such litigation is prosecuted to judgment. If any Indemnified Party commences an action against Principal to enforce any of the terms of this Agreement or any document executed and delivered in connection herewith, as a result of the breach by Principal of any of such terms, Principal agrees to pay to such Indemnified Party reasonable attorneys' fees and expenses in connection with such action, and the right to such attorneys' fees and expenses shall be enforceable whether or not such action is prosecuted to judgment; provided, however, the right to such attorneys' fees and expenses shall not apply to any action that is voluntarily dismissed with prejudice by the Indemnified Party or that is decided adversely to such Indemnified Party. If Principal breaches any terms of this Agreement or any of the documents executed in connection herewith and an Indemnified Party should employ an attorney or attorneys to protect its rights in connection with any such breach (to which employment Principal hereby consents), Principal agrees to pay the attorneys' fees and expenses of the Indemnified Party so incurred, whether or not any action is actually commenced against Principal by reason of such breach.

               The indemnity provided herein shall extend, without limitation, to any and all expenses whatsoever reasonably incurred by the Indemnified Party in connection with investigating, preparing for or defending against, or providing evidence, producing documents or taking any other reasonable action in respect of any suit, claim, demand or judgment, whether or not resulting in any liability, and shall include any loss to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, of any claim whatsoever as set forth herein if such settlement is effected with the written consent of Principal. The indemnity provided herein shall survive any termination of this Agreement and shall continue in full force and effect following any such termination.

          (d) Whenever in the administration of its duties under this Agreement, Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or admitting any action hereunder, Agent (unless other evidence herein be prescribed) may, in the absence of bad faith on its part, rely upon a certificate from Principal. In connection with any instructions or directions from Principal, Agent shall be entitled to rely upon instructions or directions from any general partner of Principal. Except as specifically set forth herein, any direction by Principal to Agent pursuant to the terms of this Agreement may be oral or written, but all oral instructions shall be confirmed in writing immediately. Cables, bank wire messages, telegrams, facsimile transmissions and other such communication forms shall be deemed to be in writing. Agent is hereby relieved

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               from all liability for acting upon any such direction received by
               Agent and believed by Agent to be from a general partner of Principal and to be genuine.

          (e) Agent may rely and shall be protected in acting or refraining from acting upon any certificate, statement, instrument, opinion, report, notice, request or direction believed by it to be genuine and to have been signed and presented by the proper party or parties. Agent may consult with counsel with respect to any action taken or to be taken hereunder, and an opinion of counsel or the written advice from such counsel shall be full and complete authorization and protection with respect to any action taken, suffered or admitted by it hereunder in good faith and in reliance thereon. Principal shall be required to pay reasonable fees and expenses of counsel retained by Agent hereunder.

          (f) Principal hereby indemnifies and holds Agent and its officers, directors, employees and agents (each, an "Indemnified Party" and collectively, the "Indemnified Parties") harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including clean-up costs), judgments and expenses (including reasonable fees and expenses of attorneys, consultants or experts) of every kind and nature suffered by or asserted against Agent and relating to any of the Acquired Properties and any Environmental Laws or the violation or alleged violation of any Environmental Laws. For purposes of this Agreement, "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980 42 U.S.C., Section 9601 et seq., as amended, the Hazardous Materials Transportation Act 49 U.S.C., Section 1801 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C., Section 6901 et seq., as amended, the Toxic Substance Control Act of 1976 14 U.S.C., Section 2601 et seq., as amended, the Clean Water Act, 33 U.S.C., Section 466 et seq., as amended, the Clean Air Act, 42 U.S.C., Section 7401 et seq., as amended, and any other federal, state or local law, statute, ordinance or regulation similar to those set forth in this definition. The indemnity provided herein shall survive any termination of this Agreement and shall continue in full force and effect following any such termination.

     7. As compensation for its services hereunder, Agent shall receive the fees set forth in Schedule A hereto.

     8.   Costs and Expenses of Agent:

          (a) Agent shall be entitled to retain counsel to review documentation involved in connection with the acquisition or sale of Acquired Properties and to advise Agent in connection with the performance of its duties hereunder, with reasonable attorneys' fees of Agent to be payable or reimbursed by Principal pursuant to the provisions of paragraph 8(b) below.

          (b) All reasonable out-of-pocket expenses of Agent and its attorneys, such as the cost of checks, postage, insurance, telephone, telegraph, etc., and reasonable attorneys' fees of Agent (subject to the approval of Principal, which approval shall not be unreasonably withheld) shall be paid by Principal, or if not paid directly by Principal, shall be reimbursed out of Liquid Proceeds Available for Investment, in the case of property acquisitions, or out of the net proceeds from any sale of an Acquired Property, in the case of sales of Acquired Properties. In no event shall Agent be obligated or required to disburse or advance its own funds hereunder.

          (c) In the event of a disagreement between the parties to this Agreement or in the event that Agent shall receive notice of conflicting claims to any monies, properties, securities or other amounts held by Agent hereunder, Agent shall have the right, in addition to all other rights described herein, at the option of Agent, to tender into the registry or custody of any court having jurisdiction, all such monies, properties, securities and other amounts and to take such other legal action as Agent may deem necessary or appropriate.

     9.   Term:

          (a) The term of this Agreement between Principal and Agent shall be until the sale or other disposition of the last of the Acquired Properties and the disbursement by Agent of the Net Sale Proceeds obtained therefrom.

          (b) Subject to the provisions of paragraph 9(c) below, either party shall have the right to terminate this Agreement upon providing at least ninety (90) days prior written notice to the other party.

          (c) Notwithstanding the foregoing, no termination of this Agreement by Agent shall be effective unless and until a successor agent acceptable to Principal is obtained. In the event this Agreement is terminated by Agent, Agent agrees to continue to act as agent for Principal hereunder until a suitable successor is obtained. Upon the obtaining of a suitable successor, Agent will then transfer to such successor all Acquired Properties, Liquid Proceeds Available for Investment and other funds, assets and properties held as agent for Principal hereunder. In the event a successor agent has not been appointed within ninety (90) days following written notice to Principal of Agent's intention to resign, the resigning Agent shall be entitled to petition a court of competent jurisdiction for the appointment of a successor agent hereunder.

     10. All constructions and interpretations of this Agreement and the rights, duties and liabilities of the parties hereunder shall be determined in accordance with the laws of Georgia.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and affixed their seals the day and year first above written.


                              PRINCIPAL:
                              ---------

                              WELLS REAL ESTATE FUND X, L.P.
                              A Georgia Limited Partnership

                              By:   Wells Partners, L.P.
                                    A Georgia Limited Partnership
                                    (General Partner)

                                    By:  Wells Capital, Inc.
                                         A Georgia Corporation
Attest:                                  (General Partner)


By:/s/ Brian M. Conlon        By:/s/ Leo F. Wells
   -------------------------     --------------------------
 Name: Brian M. Conlon           Leo F. Wells, III
      ----------------------     President
 Title: Asst. Secretary
       ---------------------

                              By:/s/ Leo F. Wells
                                 -------------------------------------
                                 Leo F. Wells, III
                                 General Partner


                              AGENT:
                              -----

Attest:                       THE BANK OF NEW YORK


By:/s/ Elizabeth Talley       By:/s/ Peggy T. McWhorter
   -------------------------     -----------------------------
 Name: Elizabeth Talley          Name: Peggy McWhorter
      ----------------------          ------------------------
 Title: As Agent                 Title: As Agent
       ---------------------           -----------------------

                                   SCHEDULE A
                                       TO
                           CUSTODIAL AGENCY AGREEMENT

                                SCHEDULE OF FEES
                         WELLS REAL ESTATE FUND X, L.P.


$500.00                                        Acceptance Fee

Five Basis Points of Market Value              Annual Administration
 ($500 per $1,000,000 held)

$800.00                                        Minimum Annual
                                               Administration

Fees payable annually in advance upon funding of account.


An investment fee of $35.00 per purchase/sale transaction. If no-load money market funds are utilized, the charge for buying into or redeeming from the funds is waived. An automated cash management fee of .25% on assets held in the fund is charged for automatic same day's movement of uninvested cash into the funds and automatic withdrawal from the funds to cover disbursement. This fee is posted to the account as a debit to income earned.

Charges for filing reports or information as may be required by Internal Revenue Service regulations, or for the performance of any services not contemplated at the time of opening account, or not of a routine administrative nature, or not specifically covered in this schedule, will be determined by appraisal.

Actual out-of-pocket expenses such as counsel fees, cost of special checks, postage, insurance, telephone, telegraph, etc. will be billed at cost.

Fee structure subject to review in three years.